CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


         As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of the Post-Effective Amendment #24 to the Unified Series Trust's Registration Statement on Form N-1A (file No. 333-100654), including the reference to our firm under the heading "Financial Highlights" in the Fund's prospectus.


Cohen McCurdy, Ltd.
Westlake, Ohio
October 28, 2004
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                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated August 25, 2004 for Auxier Focus Fund (the "Fund") in this Post-Effective Amendment #24 to the Unified Series Trust's Registration Statement on Form N-1A (file No. 333-100654), including the references to our firm under the heading "Financial Highlights" in the Fund's Prospectus and under the heading "Accountants" in the Fund's Statement of Additional Information.




Cohen McCurdy, Ltd.
Westlake, Ohio
October 28, 2004